UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 20, 2008 (February 13, 2008)
Date of Report (Date of earliest event reported)
HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (IRS Employer Identification No.)
100 Crescent Court,
Suite 1600
Dallas, Texas
75201-6927
(Address of principal executive office)
(214) 871-3555
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements with Certain Officers.
Item 9.01. Exhibits.
SIGNATURE
ITEM 9.01 EXHIBITS.
Change in Control Agreement Policy
Holly Corporation Employee Form of Change in Control Agreement
Holly Energy Partners, L.P. Employee Form of Change in Control Agreement

Item 5.02(e). Compensatory Arrangements with Certain Officers.
     On February 13 and 19, 2008, the Board of Directors (the “Holly Board”) of Holly Corporation (“Holly”) approved and adopted a Change in Control Agreement Policy (the “Policy”) applicable to certain Change in Control Agreements benefiting certain officers of Holly and of Holly Energy Partners, L.P. (the “Company”) and their respective subsidiaries (each an “Agreement” and collectively the “Agreements”). Holly indirectly owns Holly Logistic Services, L.L.C. (“HLS”), which is the general partner of the general partner of the Company. The terms and procedures of the Policy reflect the recommendation of the Holly Board’s Compensation Committee. Under the Policy, employees of the Company at pay grades 34 and above will receive an Agreement either upon hire or promotion to an eligible pay grade level at the benefit level described in the table below. However, no eligible individual will be entitled to the benefits described in the table below unless or until the individual timely executes an Agreement in accordance with the procedures established by the chief executive officer of Holly. Eligible employees who provide services to both Holly and the Company receive the Holly form of Change in Control Agreement unless the employee’s costs are allocated principally to the Company, in which case, the employee receives the Company’s form of Change in Control Agreement (see Exhibits 10.2 and 10.3).
     The term of each Agreement ends on May 15, 2010, regardless of the date on which an officer enters into an Agreement. On May 15, 2009 (and on each subsequent May 15th) the term of the Agreements will be automatically extended for one additional year, unless Holly gives notice to each officer 60 days prior to the automatic extension date. The Agreements provide that if in connection with or within two years after a “Change in Control” (as defined in the applicable Agreement) (1) the officer is terminated without “Cause,” leaves voluntarily for “Good Reason” (as each such term is defined in the Agreements), or is terminated as a condition of the occurrence of the transaction constituting the “Change in Control,” and (2) for the Company’s form of Change in Control Agreement only, the officer is not offered employment with the Company, Holly or their related entities on substantially the same terms as his previous employment with HLS within 30 days after such termination, then the officer will receive the following cash severance amounts paid by Holly: (i) a cash payment equal to his accrued and unpaid salary, reimbursement of expenses, and accrued vacation pay, and (ii) a lump sum amount equal to the multiple applicable to his pay grade specified in the table below times (A) his annual base salary as of his date of termination or the date immediately prior to the “Change in Control,” whichever is greater, and (B) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years. In addition, the officer (and his dependents, as applicable) will receive a continuation of his medical and dental benefits for the number of years applicable to his pay grade indicated in the table below. All payments and benefits due under the Agreement are conditioned on execution and nonrevocation by the officer of a release in the form attached to the applicable Agreement.
     If amounts payable to an officer under the Agreement (or pursuant to any other arrangement or agreement with Holly, or, if applicable, HLS or the Company that are payable as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for such officer by 10% or more, Holly will pay the officer a tax gross up (a “Gross Up”) in an amount necessary to allow the officer to retain (after all regular income and Code Section 280G taxes) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for Code Section 280G taxes). Conversely, the Payments will be cut back if they exceed the Code section 280G limit for the officer by less than 10%. The determination of whether a Gross Up will be paid will be determined by an independent public accounting firm selected by Holly and reasonably acceptable to the officer.
     The applicable multiplier and number of years that medical and dental benefits will be continued will be determined based on the officer’s pay grade classification in accordance with the following chart:

Years of Medical and Dental
	Lump Sum Multiplier	Continuation
Grades 34 and 35	1 X	1 Year
Grades 36 and 37	2 X	2 Years
Grade 38 and Above	3 X	3 Years

The pay grade classifications correspond with the following titles:

Pay Grades	Titles

Grades 34 and 35	Numerous titles as determined by management from time to time

Grade 36	Chief Financial Officer, Chief Accounting Officer, General Counsel, and various other titles as determined by management from time to time

Grade 37	President and other titles as determined by management from time to time

Grade 38	Chairman of the Board and Chief Executive Officer
Item 9.01. Exhibits.
10.1	Change in Control Agreement Policy.

10.2	Holly Corporation Employee Form of Change in Control Agreement.

10.3	Holly Energy Partners, L.P. Employee Form of Change in Control Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
Date: February 20, 2008	By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

ITEM 9.01 EXHIBITS.
10.1	Change in Control Agreement Policy.

10.2	Holly Corporation Employee Form of Change in Control Agreement.

10.3	Holly Energy Partners, L.P. Employee Form of Change in Control Agreement.